Exhibit 23.2

KPMG SA

Tour EQHO

2 Avenue Gambetta

CS 60055

92066 Paris La Défense Cedex

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2026, with respect to the consolidated financial statements of DBV Technologies S.A. and subsidiaries, incorporated herein by reference.

KPMG S.A.
/s/ Renaud Maxime Cambet
Partner

Paris-La Défense, France

May 4, 2026